UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 22, 2017, Tandem Diabetes Care, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Piper Jaffray & Co., as representative of the several underwriters named therein (the “Underwriters”), in connection with the public offer and sale by the Company of 18,000,000 shares of the Company’s common stock, par value $0.001 per share, at a public offering price of $1.25, less underwriting discounts.  The shares are being offered and sold pursuant to a Registration Statement on Form S-1 (File No. 333-216531), which was originally filed with the Securities and Exchange Commission (“SEC”) on March 8, 2017 and declared effective by the SEC on March 22, 2017 (as amended, the “Registration Statement”).  Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase up to 2,700,000 additional shares of common stock from the Company at the public offering price, less underwriting discounts.

The Company expects to receive gross proceeds from the offering of $22.5 million, or approximately $25.9 million if the Underwriters exercise their option to purchase additional shares in full, before deducting the underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the proceeds of the offering for working capital and other general corporate purposes.

The offering is expected to close on or about March 28, 2017, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, and termination provisions, as well as indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, or the Securities Act.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the form of the Underwriting Agreement, which is filed as Exhibit 1.1 to the registration statement on Form S-1 (File No. 333-216531) and is incorporated herein by reference.

Item 8.01Other Events

On March 23, 2017, the Company issued a press release announcing the pricing of the aforementioned public offering.

The press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Number	Description

99.1	Press release of Tandem Diabetes Care, Inc. dated March 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B Berger
Executive Vice President, General Counsel and Secretary

Date:  March 23, 2017

INDEX TO EXHIBITS

Number	Description

99.1	Press release of Tandem Diabetes Care, Inc. dated March 23, 2017.